                           ASSET PURCHASE AGREEMENT

                                     AMONG

                       PERSON/WOLINSKY ASSOCIATES, INC.,

                        CONCORDE CAREER COLLEGES, INC.

                                      AND

                             DGZ ASSOCIATES, INC.

                                 JULY 10, 1996

                                           TABLE OF CONTENTS
                                           -----------------
                                                                                      Page
                                                                                      ----

ARTICLE I            CERTAIN DEFINITIONS............................................     1
     Section 1.1     Business Assets................................................     1
     Section 1.2     Excluded Assets................................................     3
     Section 1.3     Liabilities....................................................     3
     Section 1.4     Assumed Liabilities............................................     3
     Section 1.5     Excluded Liabilities...........................................     4
     Section 1.6     Course/Courses.................................................     4

ARTICLE II           SALE AND PURCHASE..............................................     4
     Section 2.1     Sale and Purchase of Business Assets; Assumption of Liabilities     4
     Section 2.2     Purchase Consideration.........................................     4
     Section 2.3     Calculation and Payment of Purchase Price......................     5
     Section 2.4     Security Interest..............................................     5
     Section 2.5     Closing........................................................     6
     Section 2.6     Deliveries.....................................................     6
     Section 2.7     Use of Corporate Name..........................................     6

ARTICLE III          REPRESENTATIONS AND WARRANTIES OF SELLER.......................     6
     Section 3.1     Corporate Existence............................................     6
     Section 3.2     Execution, Delivery and Performance............................     6
     Section 3.3     Title to Business Assets.......................................     7
     Section 3.4     Consents and Approvals.........................................     7
     Section 3.5     Notice From Third Parties......................................     8
     Section 3.6     Litigation.....................................................     8
     Section 3.7     Broker's Fees..................................................     8
     Section 3.8     Tax Matters....................................................     8
     Section 3.9     Employee Matters...............................................     8

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF PURCHASER....................     9
     Section 4.1     Corporate Existence............................................     9
     Section 4.2     Execution, Delivery and Performance............................     9
     Section 4.3     Consents and Approvals.........................................     9
     Section 4.4     Litigation.....................................................     9
     Section 4.5     Broker's Fees..................................................    10

ARTICLE V            COVENANTS OF SELLER............................................    10
     Section 5.1     Conduct of Business Prior to Closing...........................    10
     Section 5.2     Access to Information..........................................    10
     Section 5.3     Employee Matters...............................................    10
     Section 5.4     Consents and Approvals.........................................    10

     Section 5.5     Noncompetition.................................................    10
     Section 5.6     Bulk Sales Law.................................................    11
     Section 5.7     No Solicitations; Other Transactions...........................    11

ARTICLE VI           COVENANTS OF PURCHASER.........................................    11
     Section 6.1     Consents and Approvals.........................................    11
     Section 6.2     Performance of Assumed Liabilities.............................    11
     Section 6.3     Confidentiality................................................    11
     Section 6.4     Collection of Receivables......................................    11
     Section 6.5     Right of Inspection............................................    11
     Section 6.6     Preservation of Service Mark...................................    12

ARTICLE VII          CONDITIONS TO CLOSING..........................................    12
     Section 7.1     Conditions as to Obligations of Purchaser......................    12
     Section 7.2     Conditions to Obligations of Seller............................    13

ARTICLE VIII         INDEMNIFICATION................................................    13
     Section 8.1     Indemnification by Seller and Concorde.........................    13
     Section 8.2     Indemnification by Purchaser...................................    14
     Section 8.3     Time and Manner of Certain Claims..............................    14
     Section 8.4     Determination of Damages and Related Matters...................    14
     Section 8.5     Defense of Claims by Third Parties.............................    15

ARTICLE IX           MISCELLANEOUS..................................................    15
     Section 9.1     Termination....................................................    15
     Section 9.2     Survival.......................................................    16
     Section 9.3     Entire Agreement...............................................    16
     Section 9.4     Amendment......................................................    17
     Section 9.5     Notice.........................................................    17
     Section 9.6     Waiver.........................................................    18
     Section 9.7     Severability...................................................    18
     Section 9.8     Interpretation.................................................    19
     Section 9.9     Counterparts...................................................    19
     Section 9.10    Governing Law..................................................    19
     Section 9.11    Assignment.....................................................    19
     Section 9.12    Payment of Fees and Expenses...................................    19
     Section 9.13    Further Documents..............................................    19

                                   SCHEDULES
                                   ---------


1.1(a)    Equipment, Computer Hardware, Etc.
1.1(b)    Inventory
1.1(d)    Prepaid Expenses and Deposits
1.1(e)    Transferred Contracts
1.1(f)    Software
1.1(g)    Trademarks, Trade Names, Service Marks, etc.
3.0       Disclosure Schedule



                                   EXHIBITS
                                   --------


2.2 Costs and Expenses Paid by Seller on or after May 1, 1996 (to be attached at Closing)
2.3       Calculation of Profit Participation
2.4       Memorandum of Security Interest
5.5       Noncompetition Agreement With Purchaser, Seller and Concorde
7.1       Southgate Sublicense

                           ASSET PURCHASE AGREEMENT
                           ------------------------


          THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 10th day of July, 1996, by and among Person/Wolinsky Associates, Inc., a New York corporation with principal offices at 4 Roosevelt Avenue, Port Jefferson Station, New York 11776 ("Seller"); Concorde Career Colleges, Inc., a Delaware corporation with principal offices at 1100 Main, Suite 416, Kansas City, Missouri 64105 ("Concorde"); and DGZ Associates, Inc., a New York corporation with principal offices at 4 Roosevelt Avenue, Port Jefferson Station, New York 11776 ("Purchaser").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, Seller is engaged in the business of offering, directly and indirectly through Course directors, review courses for candidates preparing for the CPA Examination administered by the American Institute of Certified Public Accountants (the "Business"); and

          WHEREAS, Purchaser is a corporation wholly owned by certain associates of Seller (the "Purchaser's Stockholders") and formed for the purpose of acquiring the Business; and

          WHEREAS, Purchaser desires to purchase, acquire, or assume, and Seller desires to sell, transfer, and assign to Purchaser, substantially all of the assets, properties and liabilities of the Business, all as set forth in Sections
1.1 and 1.4, below, as a going concern, for the purchase price and upon the terms subject to the conditions set forth herein (the "Acquisition").

          NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties set forth herein, the parties hereby agree as follows.

                                   ARTICLE I
                              CERTAIN DEFINITIONS
                              -------------------

          SECTION 1.1 BUSINESS ASSETS. As used in this Agreement, the "Business Assets" shall mean all of the right, title, and interest of Seller, as in existence on the Closing Date, as defined herein, in and to the tangible and intangible assets related to the Business (excluding the Excluded Assets) and listed below:

               (a) All equipment, computer hardware, and other fixed assets owned by Seller and utilized in connection with the Business, as itemized on Schedule 1.1(a);

               (b) All inventories of course materials, brochures, advertising materials, work in process, and supplies related to the Business, including office supplies and miscellaneous items, all as listed on Schedule 1.1(b) (the "Inventory");

               (c) All notes and accounts receivable from students with respect to the 1996 Fall Course or cash collected thereon;

               (d) All prepaid expenses related to the Business and all prepayments or prepaid deposits by students with respect to Courses to be conducted after the Closing, all as listed on Schedule 1.1(d);

               (e) All of the rights and obligations of Seller under all contracts, arrangements, service contracts, licenses, equipment leases, and other agreements, arrangements, commitments or understandings, including but not limited to those existing agreements with Course directors, leases or contracts for Course sites (provided the rights and obligations of Concorde, Seller's sole stockholder, under the Southgate Tower Hotel license shall be extended to Purchaser through a sublicense, to be attached hereto as Exhibit 7.1 (the "Southgate Sublicense")); the June 25, 1996 letter agreement with Richard Slusz (the "Slusz Agreement"); the contract with Sam Person; and the lease on the Roosevelt Avenue building, all as listed on Schedule 1.1(e) (the "Transferred Contracts");

               (f) All software used in the Business, including enhancements thereto, whether developed or purchased, including the "PrepWise" software and all copyrights related thereto, all as listed on Schedule 1.1(f);

               (g) The core curriculum for the Course, all trademarks, service marks, trade names, registered user names, copyrights, and copyright registrations, including all applications and registrations therefore, whether registered or common law, including but not limited to the mark "PERSON-WOLINSKY CPA REVIEW COURSES", U.S. Trademark Registration No. 1,165,892, all goodwill associated therewith and all common law and statutory rights therein (collectively, the "Service Mark"), the names "Person/Wolinsky", "PrepWise" (U.S. Trademark Registration No. 1,758,047), any marks related thereto, all as listed on Schedule 1.1(g), and all choses in action, past, present or future, concerning infringement thereof, as well as all plans, trade secrets, processes and procedures, databases, websites, homepages, research records and know-how, related to the Business, as well as the telephone numbers related to the Business, and any interest that Seller may have, if any, in the book entitled: "How to Prepare for the Certified Accountant Exam," fifth edition, published by Barron's, all as listed on Schedule 1.1(g) (collectively, the "Intellectual Property");

               (h) All books, records (other than the corporate records of Seller), correspondence, mailing lists, lists of students, brochures and promotional materials, including catalogues and research and development files related to the Business; and

               (i) To the extent their transfer is permitted by law, all governmental licenses, permits, rights, approvals, license applications, and registrations; provided however,

               (j) To the extent that the Business Assets consist of written documents which are necessary for Seller's records, the Seller may deliver such portion of the Business Assets by either delivering to Purchaser the original documents and retaining a duplicate copy thereof or by delivering to Purchaser a duplicate copy and retaining the original document, but in any event, Seller shall not retain any original Business documents which are necessary to effectuate the transfer of any Business Asset to Purchaser pursuant to this Agreement. Furthermore, Purchaser agrees to allow Seller access to all of the business records transferred by and through this Section for the purpose of responding to any governmental audits, servicing extended service contracts, and for any other such similar purpose.

          SECTION 1.2 EXCLUDED ASSETS. As used in this Agreement, "Excluded Assets" means:

               (a) all cash and accounts receivable existing prior to the Closing, including, but not limited to, course fees receivable, and accounts and notes receivable from, or with respect to, student tuition, from completed courses (inclusive of forfeited cassette deposits), but excluding all notes and cash received on tuition payments with respect to the 1996 Fall Course; and

               (b) the personal computer and facsimile machine currently used by Samuel Person, and the art work in the Roosevelt Avenue building, all of which is the personal property of Mr. Person.

          SECTION 1.3 LIABILITIES. As used in this Agreement, "Liabilities" means all costs, expenses, charges, accruals, debts, liabilities and obligations, contingent or otherwise, including, without limitation, those arising under any legislation, regulation or rule of any governmental authority, commission, board, agency or instrumentality, domestic or foreign, any award of any arbitrator or court and any contract, agreement, arrangements, lease, commitment or undertaking.

          SECTION 1.4 ASSUMED LIABILITIES. As used in this Agreement, "Assumed Liabilities" shall mean only those Liabilities of the Business (a) incurred by Seller related to the Business on or after May 1, 1996, whether or not paid by Seller on or before the Closing, including capital expenditures made in the ordinary course of business and any advances to, or payments made on behalf of, Richard Slusz on or after May 1, 1996 pursuant to the Slusz Agreement; (b) arising on or after the Closing Date which are directly related or attributable to or arising out of the contractual obligations of Seller under the Transferred Contracts, including all obligations owed pursuant to Samuel Person's employment contract and the letter agreements with Paula Chazen and Rory Stecker concerning employment, or otherwise related to the Business; and (c) related to the costs of supplies reasonably ordered by Seller for the Business prior to the Closing Date which are received by Purchaser after the Closing Date (but billed to Seller).

          SECTION 1.5 EXCLUDED LIABILITIES. As used in this Agreement, "Excluded Liabilities" shall mean all Liabilities of Seller other than the Assumed Liabilities, including, but not limited to, any Liabilities related to employees, or former employees, of Seller, other than those Liabilities identified in Section 1.4. Seller shall remain responsible for all Liabilities incurred by Seller on or before the Closing which do not constitute Assumed Liabilities.

          SECTION 1.6 COURSE/COURSES. As used in this Agreement, "Courses" shall mean the CPA review courses offered on a bi-annual basis by Seller and its Course directors, the "SPRING COURSE" being typically offered in preparation for the CPA exam given in May of each year and the "FALL COURSE" being typically offered in preparation for the CPA exam given in November of each year.


                                  ARTICLE II
                               SALE AND PURCHASE
                               -----------------

          SECTION 2.1 SALE AND PURCHASE OF BUSINESS ASSETS; ASSUMPTION OF LIABILITIES. Subject to and upon the terms and conditions set forth in this Agreement, Seller shall sell, transfer, convey, assign, and deliver all of the Business Assets to Purchaser at the Closing, and Purchaser shall purchase the Business Assets subject to and upon such terms and conditions. Contemporaneously with the sale and purchase of the Business Assets, Purchaser shall assume, and shall agree to pay, discharge, or perform, all of Seller's obligations arising out of, or with respect to, the Assumed Liabilities.

          SECTION 2.2 PURCHASE CONSIDERATION. In consideration for the sale, transfer, conveyance, assignment, and delivery of the Business Assets and the grant of rights hereunder, Purchaser shall pay to Seller the purchase price as determined in accordance with Section 2.3 hereof (the "Purchase Price"). The allocation of the Purchase Price among the Business Assets will be as mutually agreed by Purchaser and Seller.

          Additionally, (a) Purchaser shall pay Concorde an aggregate of seven hundred fifty thousand dollars ($750,000) (the "Noncompete Fee") for the noncompetition agreement described in Section 5.5, below; and (b) on or before September 15, 1996, from the cash received with respect to tuition for the 1996 Fall Course, Purchaser shall reimburse Seller (i) eighty-eight thousand eight hundred and thirty-four dollars ($88,834)) for the amount of costs and expenses related to the 1996 Fall Course incurred by Seller prior to May 1, 1996; (ii) the amount of all costs and expenses, including capital expenditures made in the ordinary course of business and payments made pursuant to the Slusz Agreement, paid by Seller related to the Business on or after May 1, 1996 (as set forth on Exhibit 2.2 to be attached hereto at Closing); and (iii) twenty-thousand dollars ($20,000) for the inventory being acquired by Purchaser (collectively, the "Reimbursements").

          SECTION 2.3 CALCULATION AND PAYMENT OF PURCHASE PRICE. The Purchase Price shall be two million two hundred fifty thousand dollars ($2,250,000), subject to adjustment pursuant to (b), below, payable to Seller by Purchaser as follows:

               (a) Seven hundred fifty thousand dollars ($750,000), by credit at Closing of the seventy-five thousand dollars ($75,000) deposit paid by Purchaser at the time of execution of this Agreement with respect to the Acquisition, to be held in escrow by Seller's counsel on terms consistent with Section 9.1 and mutually satisfactory to the parties, with the balance of six hundred seventy-five thousand dollars ($675,000) in cash, by wire transfer, or certified or cashier's check at Closing; and

               (b) Up to one million five hundred thousand dollars ($1,500,000), payable in ten (10) annual installments commencing on March 1, 1998, as set forth on Exhibit 2.3 (the "Profit Participation"). It is understood that Seller's rights in and to the Profit Participation shall be assigned at Closing to Concorde.

          SECTION 2.4  SECURITY INTEREST.

               (a) The payment of the Profit Participation and the Noncompete Fee shall be secured by the grant by Purchaser to Concorde of a first security interest in the Service Mark (the "Security Interest"), by execution of recordable Memorandum of Security Interest, including a conditional assignment in the event of default and an irrevocable power of attorney with respect thereto, to be attached hereto as Exhibit 2.4. It is understood that payment of the Noncompete Fee and the Profit Participation are corporate obligations of Purchaser, and are not personally guaranteed by Purchaser's shareholders or officers, except to the extent payments are owed to Seller pursuant to Section 2.4(b) as a result of the sale of the Business effected through sale of stock by the shareholders of Purchaser.

               (b) It is agreed that in the event Purchaser sells the Business, whether through a stock sale, an asset sale, or otherwise, (i) prior to the payment of the full Profit Participation to Seller, Seller (or its assigns) shall receive fifty percent (50%) of the aggregate sales price in excess of one million five hundred thousand dollars ($1,500,000), less the amount of the Profit Participation previously paid to Seller and (ii), prior to the expiration of the ten (10) year Noncompete term, the benefit and burden of Noncompete will be assumed by Purchaser's buyer (or paid in full upon the closing of such sale). It is agreed that sales of stock of the Purchaser between existing stockholders of Purchaser shall not constitute a sale of the Business for purposes of this Section 2.4.

          SECTION 2.5 CLOSING. The transactions contemplated by this Agreement shall take place and be effective as of the closing (the "Closing") which shall occur as of the close of business on Wednesday, July 31, 1996, or as mutually agreed by the parties after such date but prior to August 31, 1996. The date that the Closing occurs is sometimes referred to as the "Closing Date." The Closing shall be held at the offices of Bryan Cave LLP, 245 Park Avenue, New York, New York 10167, or at such other place as the parties may agree.

          SECTION 2.6 DELIVERIES. At the Closing, Seller shall, upon receipt of the purchase consideration, deliver to Purchaser all such bills of sale, assignments, or other instruments of transfer and conveyance as shall be necessary or appropriate, in the reasonable judgment of Purchaser, to transfer the Business Assets, including the Intellectual Property, to Purchaser, and Seller shall take all other steps as may be necessary to put Purchaser in actual control of the Business Assets.

          SECTION 2.7 USE OF CORPORATE NAME. At the Closing, Seller shall assign to Purchaser the exclusive right to use the trade names listed on Schedule 1.1(g), including but not limited to "Person/Wolinsky", it being agreed and understood that Purchaser intends to change its corporate name to "Person/Wolinsky, Inc." immediately after the Closing. Notwithstanding anything herein to the contrary, the parties agree that Seller will have the right to continue to use the corporate name "Person/Wolinsky Associates, Inc."

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

          Seller hereby represents and warrants to Purchaser that the following representations and warranties are, and will be as of the Closing, true and correct, except as set forth on the Disclosure Schedule attached hereto as
Schedule 3 and except as otherwise arising out of facts and circumstances as to which Purchaser's Stockholders, by virtue of their employment by Seller, have or should have knowledge:

          SECTION 3.1 CORPORATE EXISTENCE. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York. Seller has the corporate power and authority to own and use its properties and to conduct its Business as the same is presently conducted.

          SECTION 3.2 EXECUTION, DELIVERY AND PERFORMANCE. Seller has full corporate power and authority to enter into this Agreement, and the Exhibits hereto, and to perform its obligations hereunder, or thereunder, and to consummate the transactions contemplated hereby, or thereby, and neither the execution nor performance of this Agreement or the Exhibits hereto by Seller nor the consummation of the transactions contemplated hereby, or thereby, will:

               (a) result in the breach of any material statute or regulation of the United States or of any state in which Seller is qualified to do business; or

               (b) conflict with or result in a material breach of or default by Seller of the terms and provisions of the Certificate of Incorporation or Bylaws of Seller as presently in effect; or

               (c) result in a material breach of, default under, or acceleration of any material obligation under any material agreement, license, instrument, decree, order, judgment, or other restriction to which Seller is a party or by which it may be bound or which would create a lien on the Business Assets. All proceedings required to be taken by Seller to authorize the execution, delivery, and performance of this Agreement have been properly taken and this Agreement constitutes a valid and binding obligation of Seller, enforceable in all material respects in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the rights of creditors generally and except for equitable remedies being at the discretion of the court from which they are sought.

          SECTION 3.3  TITLE TO BUSINESS ASSETS.

               (a) The Business Assets, which upon consummation of the transactions contemplated hereby shall be transferred to Purchaser, are held free and clear of all material liens and encumbrances, subject only to the claims of third parties arising from the Assumed Liabilities.

               (b) There exists no restriction on the right of Seller to sell, transfer, convey, assign, and deliver the Business Assets and to convey good title thereto to Purchaser, that will not have been eliminated on or before Closing.

               (c) There exists no condition, restriction, or reservation affecting the title to or utility of the Business Assets that would prevent Purchaser from utilizing the Business Assets in a manner consistent with Seller's present utilization thereof.


          SECTION 3.4 CONSENTS AND APPROVALS. No consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authorities, or any other person or entity is required to be made by Seller or obtained for the valid execution, delivery, and performance of this Agreement by Seller or the valid consummation by Seller of the transactions contemplated hereby, that will not have been obtained on or before the Closing.

          SECTION 3.5 NOTICE FROM THIRD PARTIES. Seller has not received notice of any intent by a third party to repudiate its obligations under any Transferred Contract, or to take any action with respect to any Business Asset or Assumed Liability which action will or could materially adversely alter the nature of such, or materially adversely effect, singly or in aggregate, the Business.

          SECTION 3.6  LITIGATION.

               (a) There is no suit, claim, action, arbitration, governmental investigation, or other legal or administrative proceeding now pending or to the knowledge of Seller threatened before any court, administrative or regulatory body, or any other governmental agency, to which Seller is a party or which may result in any judgment, order, decree, liability, or other determination, which will, or could, have any materially adverse effect upon the Business, the Business Assets or Seller's interest therein;

               (b) No such judgment, order, or decree has been entered against Seller and no such liability has been incurred by Seller which has, or could have, such effect;

               (c) There is no claim, action, or proceeding now pending, or to the best knowledge of Seller threatened, before any court, administrative or regulatory body, or any governmental agency, which will, or could, prevent the consummation of the transactions contemplated by this Agreement; and

               (d) Seller shall be obligated to advise Purchaser should any such litigation be instituted.

          SECTION 3.7 BROKER'S FEES. Seller shall indemnify and hold Purchaser harmless in respect to any claim for brokerage or finder's fees or commissions with respect to the transactions contemplated herein by anyone claiming to have acted on behalf of Seller.

          SECTION 3.8 TAX MATTERS. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the knowledge of Seller, threatening to assert against Seller any deficiency or claim for additional taxes or interest or penalties, which could cause the imposition of a tax lien on any of the Business Assets, nor, to the knowledge of Seller, does any basis exist for the imposition of any such lien.

          SECTION 3.9 EMPLOYEE MATTERS. There are no collective bargaining agreements affecting Seller's employees.

                                  ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

          Purchaser hereby represents and warrants to Seller that the following representations and warranties are, and will be as of Closing, true and correct:

          SECTION 4.1 CORPORATE EXISTENCE. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York.

          SECTION 4.2 EXECUTION, DELIVERY AND PERFORMANCE. Purchaser has full corporate power and authority to enter into this Agreement, and the Exhibits hereto, and to perform its obligations hereunder, or thereunder, and to consummate the transactions contemplated hereby, or thereby, and neither the execution nor performance of this Agreement nor the Exhibits hereto by Purchaser nor the consummation of the transactions contemplated hereby, or thereby, will:

               (a) result in the breach of any material statute or regulation of the United States or of any state in which Purchaser is qualified to do business; or

               (b) conflict with or result in a material breach of or default by Purchaser of the terms and provisions of the Certificate of Incorporation or Bylaws of Purchaser as presently in effect; or

               (c) result in a material breach of, default under, or acceleration of any material obligation under any material agreement, license, instrument, decree, order, judgment, or other restriction to which Purchaser is a party or by which it may be bound. All proceedings required to be taken by Purchaser to authorize the execution, delivery, and performance of this Agreement have been properly taken, and this Agreement constitutes a valid and binding obligation of Purchaser, enforceable in all material respects in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the rights of creditors generally and except for equitable remedies being at the discretion of the court from which they are sought.

          SECTION 4.3 CONSENTS AND APPROVALS. No material consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authorities, or any other person or entity is required to be made by Purchaser or obtained for the valid execution, delivery, and performance of this Agreement by Purchaser or the valid consummation by Purchaser of the transactions contemplated hereby.

          SECTION 4.4 LITIGATION. There is no claim, action, or proceeding now pending, or to the best knowledge of Purchaser threatened, before any court, administrative or regulatory body, or any governmental agency, which will, or could, prevent the consummation of the transactions contemplated by this Agreement.

          SECTION 4.5 BROKER'S FEES. Purchaser shall indemnify and hold Seller harmless in respect to any claim for brokerage or finder's fees or commissions with respect to the transactions contemplated herein by anyone claiming to have acted on behalf of Purchaser.

                                   ARTICLE V
                              COVENANTS OF SELLER
                              -------------------

          SECTION 5.1 CONDUCT OF BUSINESS PRIOR TO CLOSING. From the date hereof until the Closing Date, Seller shall operate the Business according to its ordinary and usual course of business as historically conducted. During such period, without prior written notice to and agreement of Purchaser, Seller shall not incur any indebtedness which might create a lien of encumbrance against any of the Business Assets, or take any action materially adversely affecting the Business Assets or materially increasing the Assumed Liabilities.

          SECTION 5.2 ACCESS TO INFORMATION. Seller shall afford Purchaser, its counsel, financial advisors, auditors, and other authorized representatives reasonable access for any purpose consistent with this Agreement from the date hereof until the Closing Date, during normal business hours, to the offices, properties, books, and records of Seller and shall furnish to Purchaser such additional financial and operating data, including financial statements of Seller for years 1994 and 1995, and other information as Seller may possess and as Purchaser may reasonably request, subject to Purchaser's obligations regarding the confidentiality of such information as set forth in Section 6.3 hereof.

          SECTION 5.3 EMPLOYEE MATTERS. Seller will satisfy any legal obligations it may have to the persons employed in connection with the Business with regard to their employment with Seller or the termination thereof. Effective as of the day before Closing, Seller will terminate the employment of all such persons, it being agreed that Purchaser will offer employment to all such persons. In the event Purchaser hires any of Seller's former employees, Purchaser shall have no obligation to treat those individuals, for any purpose, as anything other than new employees as of the date of their employment by Purchaser, except pursuant to certain Assumed Liabilities related to three employees, as set forth in Section 1.4 hereof.


          SECTION 5.4 CONSENTS AND APPROVALS. Seller shall use reasonable efforts to obtain, and to cooperate with Purchaser in obtaining, from third parties each contractual consent required for the consummation of the transactions contemplated hereby, including the payment by Seller of reasonable fees to obtain such consents up to an aggregate maximum of ten thousand dollars ($10,000).

          SECTION 5.5 NONCOMPETITION. In consideration of Purchaser's acquisition of the Business Assets, its payment of the Purchase Price to Seller, assumption of the Assumed Liabilities and the payment of the Noncompete Fees ($75,000 per year, commencing December 15, 1996, for the 10 year term) set forth in the Noncompete Agreement attached hereto as Exhibit 5.5, Seller agrees that, for a period of ten (10) years immediately following the date of Closing (the "Restricted Period"), it and its sole stockholder, Concorde, will refrain from competition with Purchaser with respect to the Business in the United States.

          SECTION 5.6 BULK SALES LAW. Purchaser has waived Seller's compliance with the provisions of applicable state Bulk Sales Laws, in consideration of Seller and Concorde's agreement to indemnify Purchaser against all claims of creditors that could be asserted against Purchaser by reason of any failure to so comply, to the extent that such claims do not relate to or arise out of Assumed Liabilities.

          SECTION 5.7 NO SOLICITATIONS; OTHER TRANSACTIONS. Seller shall not, prior to including affiliates of Seller, with respect to the sale of all or a substantial portion of the Business Assets or the Business, other than transactions in the ordinary course of business.

                                  ARTICLE VI
                            COVENANTS OF PURCHASER
                            ----------------------

          SECTION 6.1 CONSENTS AND APPROVALS. Purchaser shall use reasonable efforts to obtain, and will cooperate with Seller in obtaining, from third parties each contractual consent required for the consummation of the transactions contemplated hereby.

          SECTION 6.2 PERFORMANCE OF ASSUMED LIABILITIES. Purchaser shall perform its obligations for the benefit of any third person with respect to the Assumed Liabilities to the fullest extent and within the time periods required thereby.

          SECTION 6.3 CONFIDENTIALITY. Purchaser shall maintain all information gained from Seller in connection with its evaluation of the transactions contemplated by this Agreement (the "Confidential Information") in strict confidence, and shall take all precautions necessary to prevent disclosure, access to, or transmission of the Confidential Information, or any part thereof, to any third party, except for the exclusive purposes of arranging financing for the purchase of the Business Assets or completing the transactions contemplated herein. In the event the Closing does not occur for any reason, Purchaser shall, promptly upon Seller's request, return all copies and recordings of the Confidential Information in its possession or under its control and delete all records thereof in any data storage system maintained by or for Purchaser.

          SECTION 6.4 COLLECTION OF RECEIVABLES. Purchaser agrees to assist Seller after Closing in the collection of notes and accounts receivable retained by Seller as part of the Excluded Assets. Any payment received by Purchaser on such notes and accounts shall be forwarded to Seller. In the event Seller requests any further assistance from Purchaser in such collections, it shall be obligated to bear the costs associated therewith.

          SECTION 6.5 RIGHT OF INSPECTION. Following the Closing, Seller shall have the right, from time to time, at reasonable times and pursuant to prior notice to Purchaser, to inspect Purchaser's books and records with respect to
(i) payments owed with respect to the Reimbursements pursuant to Section 2.2;
(ii) payments owed with respect to collection of notes and accounts receivable that constitute Excluded Assets; and (iii) calculation and payment of the Profit Participation.

          SECTION 6.6 PRESERVATION OF SERVICE MARK. Purchaser covenants and agrees that during the term of the Security Interest it will maintain at least the same high level of services associated with the Service Mark immediately prior to the Closing and will take no action, or fail to take any action, the result of which would be to dilute, tarnish, bring into ill repute, or in any way injure the Service Mark.

                                  ARTICLE VII
                             CONDITIONS TO CLOSING
                             ---------------------

          SECTION 7.1 CONDITIONS AS TO OBLIGATIONS OF PURCHASER. Purchaser's obligation to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived by Purchaser:

               (a) All representations and warranties of Seller set forth herein shall be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date and Seller shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the Closing Date;

               (b) All material consents, approvals, and waivers from third parties and governmental authorities, reasonably necessary for the consummation of the transactions contemplated hereby shall have been obtained;

               (c) Concorde shall have entered into the Southgate Sublicense pursuant to the consent of the landlord, as attached hereto as Exhibit 7.1;

               (d) Seller shall have entered into a consulting and noncompetition agreement with Purchaser and Concorde, substantially in the form of Exhibit 5.5, attached hereto;

               (e) Neither the Business nor the Business Assets have been materially adversely affected since April 30, 1996;

               (f) No action, suit, or proceeding by any governmental authority or any other person shall have been instituted or threatened which questions or attacks the validity or legality of the transactions contemplated hereby in any material fashion; and

               (g) All Schedules hereto have been completed and attached hereto subject to the provisions of Section 9.3 below.

     SECTION 7.2 CONDITIONS TO OBLIGATIONS OF SELLER. Seller's obligation to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived by Seller:

                  (a) All representations and warranties of Purchaser set forth herein shall be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date and Purchaser shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the Closing Date;

                  (b) All material consents, approvals, and waivers from third parties and governmental authorities, reasonably necessary for the consummation of the transactions contemplated hereby, shall have been obtained;

                  (c) Purchaser shall have entered into the Southgate
     Sublicense;

                  (d) No action, suit, or proceeding by any governmental authority or any other person shall have been instituted or threatened which questions or attacks the validity or legality of the transactions contemplated hereby; and

                  (e) Purchaser shall have entered into a noncompetition agreement with Seller and Concorde, substantially in the form of Exhibit
     5.5 attached hereto.

                                  ARTICLE VIII
                                INDEMNIFICATION
                                ---------------

          SECTION 8.1 INDEMNIFICATION BY SELLER AND CONCORDE. Seller and Concorde, jointly and severally, covenant and agree to be liable for and to indemnify and hold each of Purchaser, its directors, officers, employees, agents, representatives, stockholders, affiliates, successors, and assigns (collectively the "Purchaser Indemnified Parties") harmless in respect of any claim, loss, cost, expense, liability, fine, penalty, interest payment, and/or damage (including reasonable counsel and other reasonable professional fees) (a "Claim") directly or indirectly incurred, sustained or suffered by or asserted against any Purchaser Indemnified Party relating to, arising out of, resulting from or in any way connected with (a) any material breach of, or material incorrectness in, any representation or warranty made herein by Seller and/or Concorde pursuant to Article III (a Claim for which is made within the survival period set forth in Section 9.2 hereof), (b) any material nonfulfillment of any agreement or covenant on the part of the Seller under this Agreement or under any other agreement or instrument executed and delivered pursuant hereto, or (c) any Excluded Liability.

          SECTION 8.2 INDEMNIFICATION BY PURCHASER. Purchaser covenants and agrees to be liable for and to indemnify and hold each of Seller, Concorde and each of their respective directors, officers, employees, agents, representatives, stockholder, affiliates, successors, and assigns (collectively the "Seller Indemnified Parties") harmless in respect of any Claim directly or indirectly incurred, sustained or suffered by or asserted against any Seller Indemnified Party relating to, arising out of, resulting from or in any way connected with (a) any material breach of, or material incorrectness in, any representation or warranty made herein by Purchaser pursuant to Article IV (a Claim for which is made within the survival period set forth in Section 9.2 hereof), (b) any material nonfulfillment of any agreement or covenant on the part of the Purchaser under this Agreement or under any other agreement or instrument executed and delivered pursuant hereto, or (c) any Assumed Liability.

          SECTION 8.3 TIME AND MANNER OF CERTAIN CLAIMS. In the event that any Seller Indemnified Party or Purchaser Indemnified Party wishes to make a Claim under this Agreement or under any other agreement or instrument executed and delivered pursuant hereto, such Claim shall be asserted by the party making the Claim in writing and delivered to the other party (or parties) in accordance herewith. Any such notice of Claim will indicate briefly the facts giving rise to any alleged basis for the Claim in sufficient detail to enable Seller and Concorde, or Purchaser, as the case may be, to make a reasonable assessment thereof, and the amount claimed (or a bona fide estimate thereof), and shall be accompanied by all relevant and available supporting documentation. Seller and Concorde shall promptly reimburse such Purchaser Indemnified Party for all amounts finally determined to be owing hereunder or pursuant hereto from time to time and in respect of which indemnification is sought in accordance with the terms hereof, and Purchaser shall promptly reimburse such Seller Indemnified Party for all amounts determined to be owing hereunder or pursuant hereto from time to time and in respect of which indemnification is sought in accordance with the terms hereof. Notwithstanding the foregoing, the aggregate indemnification owed by Seller and/or Concorde to the Purchaser Indemnified Parties shall be limited to the aggregate Purchase Price actually received.

          SECTION 8.4 DETERMINATION OF DAMAGES AND RELATED MATTERS. In calculating any amount owing hereunder or pursuant hereto and in respect of which indemnification is sought in accordance with the terms hereof, Seller and Concorde, or Purchaser, as the case may be, shall receive credit for any insurance recoveries of the Purchaser Indemnified Parties or the Seller Indemnified Parties, as the case may be, and no amount shall be paid by Purchaser to the Seller Indemnified Parties or by Seller or Concorde to the Purchaser Indemnified Parties for consequential damages suffered directly by the Purchaser Indemnified Parties or the Seller Indemnified Parties, as the case may be.

          SECTION 8.5 DEFENSE OF CLAIMS BY THIRD PARTIES. If any Claims are made against any of the Purchaser Indemnified Parties or Seller Indemnified Parties that, if sustained, would give rise to a Liability of the other under this Agreement, such Purchaser Indemnified Party or Seller Indemnified Party, as the case may be, shall promptly cause notice of the Claim to be delivered to the indemnifying party (or parties) and shall afford the indemnifying party (or parties) and its or their counsel, at the indemnifying party's sole expense, the opportunity to defend or settle the Claim. Notice of the Claim delivered shall contain sufficient detail to enable the indemnifying party (or parties) to make a reasonable assessment thereof and shall be accompanied by all relevant and available supporting documentation. Notwithstanding the foregoing, if such notice is delayed and is not promptly given the indemnifying party's obligation to indemnify pursuant to this Article VIII shall not be effected, unless the indemnifying party can show its rights were materially impaired, or its liability hereunder was not significantly increased, as a result of such delay and failure. Seller shall promptly reimburse such Purchaser Indemnified Party for all amounts finally determined to be owing hereunder or pursuant hereto from time to time and in respect of which indemnification is sought in accordance with the terms hereof, and Purchaser shall promptly reimburse such Seller Indemnified Party for all amounts determined to be owing hereunder or pursuant hereto from time to time and in respect of which indemnification is sought in accordance with the terms hereof.

                                  ARTICLE IX
                                 MISCELLANEOUS
                                 -------------

          SECTION 9.1 TERMINATION. This Agreement may be terminated prior to the Closing Date as follows:

               (a) At any time by the mutual consent of Seller and Purchaser;

               (b) By either Seller or Purchaser, at its sole election, at any time after August 31, 1996, if the Closing shall not have occurred on or prior to such date; and

               (c) By Purchaser if the conditions set forth in Section 7.1 hereof shall not have been met on or before the Closing, and by Seller if the conditions set forth in Section 7.2 hereof shall not have been met on or before the Closing Date.

          In the event of the termination and abandonment of this Agreement, this Agreement shall become void and have no effect, without any liability on the part of any party, unless this Agreement has been terminated pursuant to subparagraph (c) above because the other party has willingly or in bad faith failed to satisfy a condition to the Closing. In the event of a termination of this Agreement under the provisions of such section, a party not then in material breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement, and shall be entitled to pursue, exercise, and enforce any and all remedies, rights, powers, and privileges available at law or in equity against such "bad faith" party and such "bad faith" party. It is agreed that in the event of a termination (i) at the election of the Purchaser pursuant to Subparagraph (b), above, or (ii) by Seller pursuant to Subparagraph (c), above, as a result of a failure of the condition set forth in Section 7.2(a) or a failure of any of the conditions set forth in
Section 7.2(b)-(e) resulting directly or indirectly from the actions, or failure to act, of Purchaser, or otherwise caused by Purchaser or its affiliates, the seventy-five thousand dollars ($75,000) deposit held in escrow pursuant to
Section 2.3(a) shall be released to Seller. In all other terminations pursuant to this Section 9.1, such deposit shall be released to Purchaser, unless otherwise mutually agreed. Notwithstanding the foregoing, if the cause of the termination by Seller is the failure of the condition set forth in Section 7.2(c) resulting from Seller's failure to comply with its obligations under
Section 5.4, the escrowed deposit shall be released to Purchaser.

          SECTION 9.2 SURVIVAL. The provisions set forth in Articles III and IV hereof shall survive for a period of one (1) year from the date of Closing, except the representations and warranties of Seller in Section 3.8 (Taxes) which shall survive the Closing for the applicable statute of limitations respecting the tax matter at issue, plus thirty (30) days. All other terms and provisions hereof shall survive the Closing and continue to be effective thereafter without limitation as to duration.

          SECTION 9.3 ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits hereto set forth the entire agreement and understanding among the parties hereto as to the subject matter hereof, and merge and supersede all other prior discussions, agreements, and understandings of every kind and nature among them, and neither party hereto shall be bound by any condition, definition, warranty, or representation other than expressly provided for in this Agreement and the Schedules and Exhibits hereto, as the same shall apply to such party, or as otherwise set forth in a writing after the date of this Agreement signed by the party hereto which is to be bound thereby. The Recitals, Schedules and Exhibits hereto are hereby incorporated herein and made a part hereof. It is agreed that Seller may complete and attach some or all of the Schedules and/or Exhibits hereto after the date hereof, provided that all such post-execution Schedules or Exhibits shall be subject to the approval of Purchaser, which approval shall not be unreasonably withheld and shall be completed and attached (subject only to nonmaterial "bring down" adjustments required at Closing) no later than July 30, 1996, but in no event later than the Closing Date.

          SECTION 9.4 AMENDMENT. This Agreement shall not be changed, modified, or amended except by a writing signed by both parties hereto, and any obligation of a party pursuant to this Agreement may not be discharged except by performance in accordance with its terms or by a written waiver signed by the party to whose benefit such obligation runs.

          SECTION 9.5 NOTICE. Any notice required in this Agreement must be in writing and given (i) by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) by fax transmission confirmed by the recipient, or (iii) by delivering the same in person. Such notice shall be deemed received on the date on which it was hand-delivered or on which its fax transmission was confirmed, or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

          If to Seller:    Concorde Career Colleges, Inc.
                           1100 Main Street, Suite 416
                           Kansas City, Missouri 64105
                           Fax:  (816) 474-7610
                           Attn:  Jack L. Brozman, President

          With a copy to:  Lorna Wright, Esq.
                           Bryan Cave LLP
                           3500 One Kansas City Place
                           1200 Main Street
                           Kansas City, Missouri 64105
                           Fax:  (816) 374-3300

          If to Purchaser:  DGZ Associates, Inc.
                            4 Roosevelt Avenue
                            Port Jefferson Station, New York 11776
                            Fax:  (516) 473-6210
                            Attn:  Nick Dauber

          With a copy to:   Richard E. Grayson
                            175 Main Street, Suite 307
                            White Plains, New York 10601
                            Fax:  (914) 684-0646

          Either party may change its address for notice by written notice given to the other party in accordance with this Section.

          SECTION 9.6 WAIVER. No waiver by either party or any default by the other party of any covenant, condition, representation, or warranty contained in this Agreement, any Exhibit or any document, instrument, or certificate contemplated by this Agreement shall be deemed to be a waiver of any subsequent default by such party of the same or any other covenant, condition, representation, or warranty. No course of dealing on the part of a party in exercising any right under this Agreement or at law or in equity shall operate as a waiver of those rights or otherwise prejudice any of such party's rights. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

          SECTION 9.7 SEVERABILITY. The provisions of this Agreement are severable, and if the application of any provision hereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

          SECTION 9.8 INTERPRETATION. Headings at the beginning of each Article and Section are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa.

          SECTION 9.9 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          SECTION 9.10 GOVERNING LAW. This Agreement and its validity, construction, and performance shall be governed in all respects by the laws of the State of New York, without giving effect to principles of conflict of law.

          SECTION 9.11 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns. This Agreement may be assigned by either party to any entity that controls, is controlled by, or is under common control with it upon prior notice to and the consent of the other party.

          SECTION 9.12 PAYMENT OF FEES AND EXPENSES. Each party hereto shall pay all fees and expenses of such party's respective counsel, accountants, and other experts and agents and all other expenses incurred by such party incident to the negotiation, preparation, and execution of this Agreement and the consummation of the transactions contemplated hereby, whether or not such transactions are in fact consummated, including any finder's or broker's fees.

          SECTION 9.13 FURTHER DOCUMENTS. Each party hereto agrees to execute and deliver to the other party such other and further agreements, consents, documents, or instruments of conveyance, assignment, assumption, or transfer, and to do such other things and to take such other actions supplemental or confirmatory as may be required by the other party for the purpose of or in connection with the consummation or evidencing of the transactions contemplated hereby.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       PERSON/WOLINSKY ASSOCIATES, INC.



                                       By:  /s/ Jack L. Brozman
                                          ---------------------
                                          Name:   Jack L. Brozman
                                          Title:  Chairman of the Board



                                       DGZ ASSOCIATES, INC.



                                       By:  /s/ Nick Dauber
                                          -----------------
                                          Name:   Nick Dauber
                                          Title:  President



                                       CONCORDE CAREER COLLEGES, INC.



                                       By:  /s/ Jack L. Brozman
                                          ---------------------
                                          Name:   Jack L. Brozman
                                          Title:  Chairman of the Board